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                                                              EXHIBIT 11.00

                                NETEGRITY, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)
                     (In thousands, except per share data)

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                                                            THREE MONTHS ENDED
                                                               MARCH 31,
                                                           1997            1996
                                                           ----            ----
Weighted average shares outstanding....................   9,262           8,354

Net effect of dilutive stock options and
  warrants--based on the treasury stock
  method using the average market price................     --              481
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    Total..............................................    9,262          8,835
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  Net income (loss) from continuing
    operations.........................................  $  (648)         $ 181

  Net loss from discontinued operations................     --            (214)
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Net loss for EPS computation...........................    $(648)        $ (33)
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Per share amounts:

  (Loss) income from continuing operations.............  $ (0.07)        $ 0.02
  Loss from discontinued operations....................     --            (0.02)
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NET LOSS PER SHARE...................................... $ (0.07)        $ 0.00
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